EMERITUS CORPORATION
Consolidated Subsidiaries as of December 31, 2005

COMPANY	STATE	FORM

EM I, L.L.C.	WA	Limited Liability Company
EMAC	DE	Corporation
Emeritus Management I, L.P.	WA	Limited Partnership
Emeritus Management L.L.C.	WA	Limited Liability Company
Emeritus Properties I, Inc.	WA	Corporation
Emeritus Properties II, Inc.	WA	Corporation
Emeritus Properties III, Inc.	WA	Corporation
Emeritus Properties IV, Inc.	WA	Corporation
Emeritus Properties V, Inc.	WA	Corporation
Emeritus Properties VI, Inc.	WA	Corporation
Emeritus Properties VII, Inc.	WA	Corporation
Emeritus Properties IX, L.L.C.	WA	Limited Liability Company
Emeritus Properties X, L.L.C.	WA	Limited Liability Company
Emeritus Properties XI, L.L.C.	WA	Limited Liability Company
Emeritus Properties XII, L.L.C.	WA	Limited Liability Company
Emeritus Properties XIII, L.L.C.	WA	Limited Liability Company
Emeritus Properties XIV, L.L.C.	WA	Limited Liability Company
Emeritus Properties XVI, Inc.	NV	Corporation
Emeritus Properties-NGH, L.L.C.	WA	Limited Liability Company
Emeritus Properties-Arkansas, L.L.C.	DE	Limited Liability Company
Emeritus Real Estate IV, L.L.C.	WA	Limited Liability Company
Emeritus Realty Corporation	NV	Corporation
Emeritus Realty II, L.L.C.	DE	Limited Liability Company
Emeritus Realty VII, L.L.C.	DE	Limited Liability Company
Emeritus Realty XIV, L.L.C.	DE	Limited Liability Company
Emeritus Realty Bozeman, L.L.C.	DE	Limited Liability Company
Emeritus Realty Puyallup, L.L.C.	DE	Limited Liability Company
ESC - Bozeman, L.L.C.	WA	Limited Liability Company
ESC - Land, L.L.C.	DE	Limited Liability Company
ESC - NGH, L.P.	WA	Limited Partnership
ESC - Puyallup, L.L.C.	WA	Limited Liability Company
ESC-Silverdale, LLC	WA	Limited Liability Company
ESC I, L.P.	WA	Limited Partnership
ESC III, L.P.	WA	Limited Partnership
ESC IV, L.P.	WA	Limited Partnership
ESCGP I, Inc.	WA	Corporation
ESCGP II, Inc.	WA	Corporation
ESC-Port St. Richie, L.L.C.	WA	Limited Liability Company
ESC-Ridgeland L.L.C.	WA	Limited Liability Company
Heritage Hills Retirement, Inc.	NC	Corporation
Painted Post L.L.C.	NY	Limited Liability Company
Painted Post Properties, Inc.	WA	Corporation
Texas-ESC-Lubbock, LP	WA	Limited Partnership